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                                                                 Exhibit (10)(z)


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of August 7, 2001, by LESCO, INC, an Ohio corporation ("Borrower"), in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns, "Collateral Agent"), for the benefit of the Creditors, as hereinafter defined.

         1.   Recitals.

         Borrower, the Credit Agreement Agent (such term, together with each other capitalized term used in this Section and not defined in this Section, being defined below) and the Banks are parties to the Credit Agreement, pursuant to which the Banks have granted and will from time to time grant the Loans, as defined in the Credit Agreement, and other extensions of credit provided for in the Credit Agreement, pursuant to the terms and condition of the Credit Agreement.

         Each of the Noteholders has purchased certain Senior Notes from Borrower, in accordance with the terms and conditions of the Note Purchase Agreement.

         Borrower is obligated to the Letter of Credit Bank pursuant to the terms and conditions of the Reimbursement Agreement.

         Borrower has requested that (a) the Noteholders and the Banks make certain modifications and amendments to their respective Creditor Documents, and
(b) the Letter of Credit Bank consent to the liens and security interests granted in this Agreement.

         Borrower understands that the Creditors are willing to (a) make such modifications or amendments to the Creditor Documents, and (b) continue to grant or otherwise continue to make available financial accommodations to Borrower, only upon certain terms and conditions, one of which is that Borrower grant to Collateral Agent, for the benefit of the Creditors, a security interest in and an assignment of the Collateral and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Borrower by the Creditors and for other valuable considerations.

         2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Actionable Default" shall mean an Actionable Default, as defined in the Intercreditor Agreement.

         "Administrative Expenses" shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys' fees, legal expenses, judgments, suits and disbursements)
(a) incurred by Collateral Agent, or imposed upon or asserted against Collateral Agent or any Creditor, in any attempt by Collateral Agent and the Creditors to
(i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Creditor Document; (ii) obtain payment, performance or observance of any and all of the Creditor Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or




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dispose of any of the Collateral or any other collateral securing the Creditor
Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Borrower or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

         "Bank" shall mean each Lender, as defined in the Credit Agreement, together with their respective successors and assigns.

         "Bank Obligations" shall mean, collectively, (a) the Obligations, as defined in the Credit Agreement and (b) all other indebtedness and other obligations incurred by any Company to the Credit Agreement Agent and the Banks pursuant to the Credit Agreement or any other Credit Agreement Document, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Borrower with Collateral Agent, without liability by Collateral Agent or any Creditor to pay interest thereon, from which account Collateral Agent shall have the exclusive right to withdraw funds until all of the Creditor Obligations are paid in full.

         "Collateral" shall mean all of Borrower's existing and future (a) Inventory, (b) Equipment, (c) all of the following types of personal property to the extent that such personal property is proceeds of Inventory or Equipment, investment property, letter-of-credit rights, deposit accounts, general intangibles, instruments or chattel paper, and (d) all Proceeds, products, profits, and rents of any of the foregoing; provided, however, that Collateral shall exclude any Receivables Related Assets.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, the Credit Agreement Agent and the Banks and dated as of April 24, 2001, as the same may from time to time be amended, restated or otherwise modified.

         "Credit Agreement Agent" shall mean National City Bank in its capacity as the Administrative Agent under the Credit Agreement, together with any successor or replacement Administrative Agent.

         "Credit Agreement Documents" shall mean the Credit Agreement and each other Credit Document, as defined in the Credit Agreement, together with any other document, instrument or agreement executed in connection with the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified.

         "Creditor" shall mean any Bank, any Noteholder or the Letter of Credit Bank.


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         "Creditor Documents" shall mean, collectively, (a) the Credit Agreement
Documents, (b) the Noteholder Documents, and (c) the Reimbursement Agreement, together with each document instrument or agreement executed in connection therewith.

         "Creditor Obligations" shall mean, collectively, (a) the Bank Obligations, (b) the Noteholder Obligations, (c) the Reimbursement Obligations, and (d) all Administrative Expenses.

         "Default Event" shall mean (a) the occurrence of an Event of Default, as defined in the Credit Agreement, or (b) the occurrence of an Event of Default, as defined in the Note Purchase Agreement.

         "Default Rate" shall mean two percent (2%) above the interest rate from time to time in effect that is applicable to Prime Rate Loans, as defined in the Credit Agreement, under Section 2.8(a) of the Credit Agreement.

         "Deposit Account" shall mean (a) a deposit account, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, (b) any other deposit account, and (c) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

         "Equipment" shall mean all of Borrower's (a) equipment, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, including without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings; (b) goods that are used or bought for use primarily in Borrower's business; (c) goods that are not consumer goods, farm products (as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time), or Inventory; and (d) substitutes or replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (c) above; provided, however, that Equipment shall not include any equipment constituting part of the "Mortgaged Property" pursuant to the Open-End Shared Mortgage and Security Agreement dated as of January 1, 1988 between Borrower, as mortgagor, and The Director of Development of the State of Ohio, Bank of New York (as successor trustee), and PNC Bank, N.A. (as successor letter of credit bank), as mortgagees.

         "Intercreditor Agreement" shall mean the Intercreditor and Collateral Agency Agreement dated as of the date hereof by and among Collateral Agent, the Credit Agreement Agent, the Banks, the Letter of Credit Bank and the Noteholders, as the same may from time to time be amended, restated or otherwise modified.

         "Inventory" shall mean all of Borrower's (a) inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) goods that are raw materials; (c) goods that are work-in-process; (d) goods that are materials used or consumed in the ordinary course of Borrower's business; (e) goods that are, in the ordinary course of Borrower's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) substitutes and replacements for, and parts, accessories, additions, attachments or accessions to (a) through (e) above.

         "Letter of Credit Bank" shall mean PNC Bank, National Association, as the issuer of the letter of credit described in the Reimbursement Agreement, together with its successors and assigns.


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         "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of June 15, 1998, by and among Borrower, Canada Life Insurance Company of America and the Noteholders, that provides for, among other things, the purchase of the Senior Notes, as the same may from time to time be amended, restated or otherwise modified.

         "Noteholder Documents" shall mean the Note Purchase Agreement, the Senior Notes and each other Operative Agreement, as defined in the Note Purchase Agreement, together with any other document, instrument or agreement executed in connection with the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified.

         "Noteholders" shall mean, collectively, Pacific Life Insurance Company, Provident Mutual Life Insurance Company, Providentmutual Life and Annuity Company of America, GE Group Life Assurance Company (formerly known as Phoenix American Life Insurance Company) and The Travelers Insurance Company, and their respective successors and assigns.

         "Noteholder Obligations" shall mean all indebtedness and other obligations incurred by any Company to the Noteholders pursuant to the Note Purchase Agreement, the Senior Notes and the other Noteholder Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Proceeds" shall mean (a) any proceeds, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash, except in all cases any Receivables Related Assets. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Collateral Agent and the Creditors to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Collateral Agent or any Creditor to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

         "Receivables Related Assets" shall mean accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets of Borrower, in each case relating to receivables subject to the Receivables Securitization, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights (including rights under the documents executed in connection with the Receivables Securitization), guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

         "Receivables Securitization" shall mean the receivables securitization facility among Borrower, Lesco Funding, Inc., a Delaware corporation, Market Street Funding Corporation and PNC Bank, National Association established pursuant to the Receivables Purchase Agreement, Purchase and Sale Agreement and other documents dated as of April 24, 2001, as any of such documents may from time to time be amended, restated or otherwise modified.


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         "Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of March 1, 1993, between Borrower and the Letter of Credit Bank, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Reimbursement Agreement Obligations" shall mean all indebtedness and other obligations incurred by Borrower to the Letter of Credit Bank pursuant to the Reimbursement Agreement, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Senior Notes" shall mean each of the (a) $15,000,000 6.64% Senior Notes, Series B, due June 15, 2004, (b) $5,000,000 6.71% Senior Notes, Series C, due June 15, 2008, and (c) $25,000,000 7.00% Senior Notes, Series D, due June 15, 2008, all of which were issued pursuant to the Note Purchase Agreement, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, own more than fifty percent (50%) of the equity interests then outstanding, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         The definitions of terms herein shall apply equally to the singular and plural forms of such terms. Unless otherwise defined in this Section 2, terms that are defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, are used herein as so defined.

         3. Security Interest. In consideration of and as security for the full and complete payment of all of the Creditor Obligations, Borrower hereby agrees that Collateral Agent shall at all times have, and hereby grants to Collateral Agent, for the benefit of the Creditors, a security interest in and an assignment of all of the Collateral, including (without limitation) all of Borrower's future Collateral, irrespective of any lack of knowledge by Collateral Agent or the Creditors of the creation or acquisition thereof.

         4. Representations and Warranties. Borrower hereby represents and warrants to Collateral Agent and each Creditor as follows:


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         4.1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Borrower.

         4.2. Borrower has full power, authority and legal right to grant a security interest in and collateral assignment of the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Borrower's behalf have been duly authorized to execute and deliver this Agreement and to execute and file appropriate financing statements in respect hereof. This Agreement is valid and binding upon, and enforceable against, Borrower in accordance with the terms hereof.

         4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Borrower will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Borrower's articles of incorporation or regulations) or of any other writing binding upon Borrower in any manner.

         4.4. Borrower has places of business or maintains Collateral at the locations set forth on Schedule 4.4 hereto.

         4.5. Borrower has furnished its most recent financial statements to Collateral Agent and each of the Creditors and such financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles, in a manner consistent with that used for the immediately preceding fiscal period, and fairly present Borrower's financial condition as of the date of such financial statements and the results of Borrower's operations for the period then ending, subject, in the case of unaudited financial statements, to normal audit adjustments. Since such date, there has been no material adverse change in Borrower's financial condition, business and properties other than such changes, if any, as have been specifically disclosed to the Creditors in writing.

         4.6. At the execution and delivery hereof, except as expressly permitted pursuant to the Credit Agreement and the Note Purchase Agreement, (a) there is no financing statement outstanding covering the Collateral, or any part thereof, other than a financing statement in favor of Collateral Agent, for the benefit of the Creditors; (b) none of the Collateral is subject to any security interest or lien of any kind other than the security interest herein granted to Collateral Agent, for the benefit of the Creditors, or previously granted to Collateral Agent, for the benefit of the Creditors; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Borrower or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. financing statements in connection herewith, Collateral Agent will have, for the benefit of the Creditors, a valid and enforceable first priority security interest in the Collateral; and (e) Borrower has not entered into any contract or agreement that would prohibit Collateral Agent and the Creditors from acquiring a security interest, mortgage or other lien on, or a collateral assignment of, any of the property or assets of Borrower.

         4.7. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Creditors. Borrower is not insolvent, as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement to Collateral Agent or any other documents


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executed and delivered to Collateral Agent or the Creditors in connection herewith. Borrower has not engaged, nor is Borrower about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Creditors incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         4.8. At the execution and delivery hereof, after taking into account the amendments to the Creditor Documents, of even date herewith, no Default Event will exist.

         5. Insurance. Borrower shall at all times maintain with financially sound and reputable insurers reasonably appropriate considering the amount and type of insurance being provided by such insurers, insurance upon the Collateral against casualties and contingencies, in each case, of such types and in such amounts as is customary and appropriate in the case of companies engaged in the same or similar businesses and similarly situated and otherwise as may be reasonably required by Collateral Agent and each of the Creditors, with provisions satisfactory to Collateral Agent, for payment of all losses thereunder to Collateral Agent, for the benefit of the Creditors, and Borrower as their interests may appear (loss payable endorsement in favor of Collateral Agent, for the benefit of the Creditors), and, if required by Collateral Agent, Borrower shall deposit the policies or certificates of insurance with Collateral Agent. Any such policies of insurance shall provide for no fewer than thirty
(30) days prior written notice of cancellation to Collateral Agent and each of the Creditors. Any sums received by Collateral Agent, for the benefit of the Creditors, in payment of insurance losses, returns, or unearned premiums under the policies shall be held as Collateral and distributed pursuant to the Intercreditor Agreement. In the event of failure to provide such insurance as herein provided, Collateral Agent may, at its option, provide such insurance and Borrower shall pay to Collateral Agent, upon demand, the cost thereof. Should Borrower fail to pay such sum to Collateral Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of the written request of Collateral Agent or any Creditor, Borrower shall furnish to Collateral Agent or such Creditor such information about Borrower's insurance as Collateral Agent or such Creditor may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Collateral Agent or such Creditor and certified by an officer of Borrower.

         6. Taxes and Other Borrower Obligations. Borrower shall pay in full all of its obligations calling for the payment of money in accordance with the terms of any of the Creditor Documents.

         7. Corporate Names and Location of Collateral. Borrower shall not change its name, unless, in each case, Borrower shall provide Collateral Agent with at least thirty (30) days prior written notice thereof. Borrower shall not use trade names, assumed names or fictitious names without giving Collateral Agent at least thirty (30) days prior written notice thereof. Borrower shall also provide Collateral Agent with at least thirty (30) days prior written notification of (a) any change, other than in the ordinary course of Borrower's business, in any location where any of the Inventory or Equipment is maintained, and any new locations where any of the Inventory or Equipment is to be maintained; (b) the location of any new places of business and the changing or closing of any of its existing places of business; and (c) any change in Borrower's chief executive office or state of organization. In the event of any of the foregoing or as a result of any change of applicable law with respect to the taking of security interests, Borrower hereby authorizes Collateral Agent to file new U.C.C. financing statements (and Borrower agrees that


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Collateral Agent may execute and deliver the same as Borrower's irrevocable attorney-in-fact) describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Collateral Agent's sole discretion, to perfect or continue perfected the security interest of Collateral Agent, for the benefit of the Creditors, in the Collateral, based upon such new places of business or names or such change in applicable law or state of organization, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Collateral Agent therefor if Collateral Agent pays the same. Such amounts not so paid or reimbursed shall be Administrative Expenses hereunder.

         8. Notice. Borrower shall give Collateral Agent and each Creditor prompt written notice if any Default Event shall occur or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Borrower or threaten to make any assessment in respect thereof.

         9. Financial Records. Borrower shall (a) render to Collateral Agent, forthwith upon each request of Collateral Agent or any Creditor, such financial statements of Borrower's financial condition and operations, as may be required by any of the Creditor Documents; and (b) forward to Collateral Agent, upon reasonable request of Collateral Agent, whenever made, such reports and other documents that are satisfactory to Collateral Agent and the Creditors.

         10. Transfers, Liens and Modifications Regarding Collateral. Except as expressly permitted pursuant to this Agreement, Borrower shall not, without Collateral Agent's prior written consent, sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Collateral Agent, for the benefit of the Creditors.

         11.  Collateral. Borrower shall:

         (a) at all reasonable times allow Collateral Agent and each of the Creditors by or through any of their respective officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower's books and other records, including, without limitation, the tax returns of Borrower and (ii) examine and inspect the Inventory and Equipment, wherever located;

         (b) promptly furnish to Collateral Agent and the Creditors, upon reasonable request, additional statements and information with respect to the Collateral and any other writings and information as Collateral Agent or any Creditor may reasonably request;

         (c) promptly notify Collateral Agent and each of the Creditors in writing of any information that Borrower has or may receive with respect to the Collateral that might in any manner materially and adversely affect the value of the Collateral in the aggregate or the rights of Collateral Agent or the Creditors with respect thereto;

         (d) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating


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efficiency thereof shall at all times be maintained and preserved, and inform
Collateral Agent and each of the Creditors together with the delivery of required financial statements of any additions to or deletions from the Equipment; provided that Borrower shall at all times have the right to dispose of obsolete or worn out equipment or replace equipment in the ordinary course of business to the extent permitted under the Creditor Documents; and

         (e) upon request of Collateral Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Collateral Agent may from time to time deem necessary or appropriate, including, without limitation, financing statements, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Collateral Agent and the Creditors their rights hereunder and in or to the Collateral.

         If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment, Borrower shall, upon request of Collateral Agent, (i) execute and deliver to Collateral Agent a short form security agreement, in form and substance satisfactory to Collateral Agent, and (ii) deliver such certificate or application to Collateral Agent and cause the interests of Collateral Agent, on behalf of the Creditors, to be properly noted thereon. Borrower hereby authorizes Collateral Agent or Collateral Agent's designated agent (but without obligation by Collateral Agent to do so) to incur reasonable Administrative Expenses (whether prior to, upon, or subsequent to any Default Event hereunder), and Borrower shall promptly repay, reimburse and indemnify Collateral Agent for any and all Administrative Expenses. If Borrower fails to keep and maintain the Equipment in good operating condition, Collateral Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be an Administrative Expense. All Administrative Expenses are payable to Collateral Agent upon demand therefor.

         12. Collections and Receipt of Proceeds by Borrower. Prior to exercise by Collateral Agent of the rights of the Creditors under this Agreement, the lawful receipt and retention by Borrower of all Proceeds of all of the Inventory shall be as the agent of Collateral Agent and the Creditors. Upon written notice to Borrower from Collateral Agent after a Default Event, a Cash Collateral Account shall be opened by Borrower at the main office of Collateral Agent and all such lawful collections of the Proceeds of the Inventory shall be remitted daily by Borrower to Collateral Agent in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Collateral Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Collateral Agent, Borrower shall not commingle such collections or Proceeds with any of Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Collateral Agent, for the benefit of the Creditors. In such case, Collateral Agent shall apply all or any portion of the account balance in the Cash Collateral Account in accordance with the terms of the Intercreditor Agreement. If any item shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Collateral Agent on its warranties of collection, Collateral Agent may charge the amount of such item against the Cash Collateral Account, and, in any event, retain such item and Borrower's interest therein as additional security for the Creditor Obligations. Collateral Agent may release funds from the Cash Collateral Account to Borrower in accordance with the terms of the Intercreditor Agreement. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and irrevocable payment in full of all of the Creditor Obligations. At Collateral Agent's request, Borrower shall cause all remittances


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representing Proceeds of Collateral to be mailed to a lock box in Cleveland,
Ohio, to which Collateral Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of a customary lock box agreement in form and substance satisfactory to the Creditors.

         13. Collections and Receipt of Proceeds by Collateral Agent. Borrower hereby constitutes and appoints Collateral Agent, or Collateral Agent's designated agent, as Borrower's attorney-in-fact to exercise, at any time after the occurrence of a Default Event, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Creditor Obligations:

         (a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in Collateral Agent's name or Borrower's name, any and all Proceeds of Inventory, and any other writings relating to any of the Collateral. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Collateral Agent, Credit Agreement Agent nor any Creditor shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto; and

         (b) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and, at the option of Collateral Agent, to deposit such collections into the Cash Collateral Account, if any, or to apply such collections as a payment on the Creditor Obligations in accordance with the term of the Intercreditor Agreement.

         14. Use of Inventory, Equipment and Proceeds. Until a Default Event shall occur, Borrower may, to the extent permitted under the Creditor Documents,
(a) retain possession of and use the Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business, provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of any indebtedness; (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower's business (d) retain, use and expend Proceeds for any lawful purpose; and (e) replace or dispose of equipment that is obsolete or no longer useful in Borrower's business.

         15. Returned or Repossessed Property. If any merchandise or other property constituting part of the Collateral shall for any reason be returned to or repossessed by Borrower in any manner, Collateral Agent shall have, for the benefit of the Creditors, a security interest in such property as security for the Creditor Obligations. Borrower shall receive the same in trust for Collateral Agent, and upon Collateral Agent's request whenever made, segregate such property and label the same as being held for Collateral Agent and immediately give Collateral Agent a detailed written notice of such return or repossession and the reason therefor.

         16. Default and Remedies. Upon the occurrence of an Actionable Default, and at all times thereafter, Collateral Agent, acting on behalf of the Creditors, shall have the rights and remedies of a secured party under the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other Creditor Document or otherwise provided in law or equity. Collateral Agent may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available


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
to Collateral Agent at a reasonably convenient place to be designated by Collateral Agent. Collateral Agent may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Collateral Agent may deem advisable, Collateral Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Collateral Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Collateral Agent shall give Borrower no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Collateral Agent or any Creditor may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Administrative Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Collateral Agent may apply the net proceeds of each such sale to or toward the payment of the Creditor Obligations, whether or not then due, in such order as set forth in the Intercreditor Agreement. Any excess, to the extent permitted by law, shall be paid to Borrower, and the obligors on the Creditor Obligations shall remain liable for any deficiency. In addition, Collateral Agent shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.

         17. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Collateral Agent or the Creditors may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Collateral Agent or the Creditors in respect of, nor any omission or delay by Collateral Agent or the Creditors in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Collateral Agent and the Creditors may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Collateral Agent and the Creditors may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Collateral Agent or the Creditors or be binding upon Collateral Agent or the Creditors in any case unless specifically granted by Collateral Agent in writing, and each such writing shall be strictly construed. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Borrower hereby authorizes Collateral Agent to file financing statements with respect to the Collateral. A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.


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
         18. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, Collateral Agent or any Creditor, mailed or delivered to it, addressed to it at the address specified in the Intercreditor Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Collateral Agent or any Creditor pursuant to any of the provisions hereof shall not be effective until received by Collateral Agent or such Creditor.

         19. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Borrower, Collateral Agent and the Creditors hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Creditor Document or any other document, instrument or agreement executed or delivered in connection with any of the foregoing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         20. Successors and Assigns. This Agreement shall be binding upon Borrower and Borrower's successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Collateral Agent on behalf of and for the benefit of the Creditors and their respective successors and assigns.

         21. Termination. At such time as the Creditor Obligations shall have been irrevocably paid in full, any commitments under the Creditor Documents terminated, and the Creditor Documents terminated, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Collateral Agent shall promptly execute and deliver to Borrower appropriate termination statements.

         22. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.


                  [Remainder of page intentionally left blank.]

         23. JURY TRIAL WAIVER. BORROWER, THE CREDIT AGREEMENT AGENT, COLLATERAL AGENT AND THE CREDITORS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG BORROWER, THE CREDIT AGREEMENT AGENT, COLLATERAL AGENT AND THE CREDITORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         This Agreement is executed as of the date first written above at Cleveland, Ohio.

                                            LESCO, INC.

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________





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                                  SCHEDULE 4.4

                                   (Locations)

                          [TO BE PROVIDED BY BORROWER]






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